Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      As the independent registered public accounting firm, we hereby consent to the use of our report dated October 21, 2008 on the financial statement of Global X Funds – Global X FTSE Nordic 30 ETF, (the "Fund"), as of October 21, 2008 and for the periods indicated therein and to all references to our firm in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment to the Global X Funds Registration Statement on Form N-1A.

Abington, Pennsylvania October 30, 2008